                                                                      Exhibit 99
                         Form 4 Joint Filer Information

Names of Joint Filers:

Canaan VIII L.P.

Canaan Partners VIII LLC

Canaan Management, Inc.

Address of Joint Filers:

c/o Canaan Partners

285 Riverside Avenue, Suite 250

Westport, CT 06880

Designated Filer:

Canaan VIII L.P.

Issuer and Ticker Symbol:

Durata Therapeutics, Inc. [DRTX]

Date of Event:

May 21, 2014

Signatures of Joint Filers:

Canaan VIII L.P.

By: Canaan Partners VIII LLC
Its Sole General Partner

By: /s/ Jaime E. Slocum, Attorney-in-Fact
   -----------------------------------------

Canaan Partners VIII LLC

By: /s/ Jaime E. Slocum, Attorney-in-Fact
   -----------------------------------------

Canaan Management, Inc.

By: /s/ Brenton K. Ahrens, Vice President
   -----------------------------------------